Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust:

We consent to the use of our report dated February 28, 2008, incorporated herein by reference, on the financial statements of ING Wells Fargo Disciplined Value Portfolio, and our report dated February 29, 2008, incorporated herein by reference, on the financial statements of ING Pioneer Mid Cap Value Portfolio, each a series of ING Investors Trust, and to the references to our firm under the heading “Financial Highlights” in the proxy statement/prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated April 28, 2008, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

April 17, 2008